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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NaviSite, Inc.:

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of NaviSite, Inc. of our report dated October 21, 2003 with respect to the consolidated balance sheets of NaviSite, Inc. and Subsidiaries (the Company) as of July 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders equity (deficit), and cash flows for each of the fiscal years in the three-year period ended July 31, 2003 and our report dated October 21, 2003 relating to the consolidated financial statement schedule, which reports appear in the Company's Form 10-K for the fiscal year ended July 31, 2003; and our report dated October 21, 2003 with respect to the combined balance sheets of the Carve-out Businesses of ClearBlue Technologies, Inc. as of July 31, 2003 and 2002, and the related combined statements of operations, stockholders' equity, and cash flows for the year ended July 31, 2003 and the 10 months ended July 31, 2002 which report appears in the Company's Form 8/K-A filed October 22, 2003; and to the reference of our firm under the heading "Experts" in this registration statement.

      Our report dated October 21, 2003 with respect to the consolidated balance sheets of the Company as of July 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders equity (deficit), and cash flows for each of the fiscal years in the three-year period ended July 31, 2003 contains an explanatory paragraph that states that the Company has incurred losses from operations since inception and has an accumulated deficit and that those factors, among others discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty. Our report dated October 21, 2003 with respect to the combined balance sheets of the Carve-out Businesses of ClearBlue Technologies, Inc. as of July 31, 2003 and 2002, and the related combined statements of operations, stockholders' equity, and cash flows for the year ended July 31, 2003 and the 10 months ended July 31, 2002 contains an explanatory paragraph that the accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8/K-A of the Company as described in note 1).

/s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
July 20, 2004